Exhibit 10.1

PURCHASE AGREEMENT

$12,000,000

Patriot National Bancorp, Inc.

7% Senior Notes due 2021

December 22, 2016

Ladies and Gentlemen:

Patriot National Bancorp, Inc., a Connecticut corporation (the “Company”), agrees with the several purchasers named in Schedule I hereto (the “Purchasers”) as follows:

1.           Issuance of Notes. Subject to the terms and conditions herein contained, the Company agrees to issue and sell to the Purchasers $12,000,000 in aggregate principal amount of the Company’s 7% Senior Notes due 2021 in the form attached as Exhibit A hereto (each a “Senior Note” and, collectively, the “Senior Notes”).

This Purchase Agreement and the Senior Notes are collectively referred to herein as the “Documents,” and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.”

2.             Purchase, Sale and Delivery.

(a)          On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser, severally and not jointly, agrees to purchase from the Company, at a purchase price equal to the aggregate principal amount thereof, the aggregate principal amount of the Senior Notes set forth in Schedule I opposite the name of such Purchaser. Delivery to the Purchasers of, and payment for, the Senior Notes will be made at a closing (the “Closing”) to be held at 10:00 a.m., Eastern time, on December 22, 2016 (the “Closing Date”) at the offices of Patriot Bank, N.A., 900 Bedford Street, Stamford Connecticut 06901 (or at such other place as will be reasonably acceptable to the Company and Purchasers) or by electronic delivery of signature pages and funds at a time as the Company and the Purchasers may determine, either in writing or orally.

(b)          The Company will deliver to the respective Purchasers one or more certificates or instruments representing the Senior Notes in definitive form, registered in such names and denominations as such Purchasers may request, against payment by such Purchasers of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Company will designate to the Purchasers prior to the Closing. The certificates or instruments representing the Senior Notes in definitive form will be made available to the Purchasers for inspection at the offices of Patriot Bank, N.A., 900 Bedford Street, Stamford CT 06901 (or such other place as will be reasonably acceptable to the Company and the Purchasers) prior to the Closing.

(c)          In conjunction with and as additional (but independent) supporting evidence for certain of the covenants, representations and warranties made by the Company herein, at the Closing, the Company will deliver or cause to be delivered to each Purchaser each of the following, the delivery of which will be a condition to the Purchaser’s obligation to purchase the Senior Notes:

(i)     A copy, certified by the Secretary or Assistant Secretary of the Company, of (1) the certificate of incorporation of the Company, (2) the bylaws of the Company and (3) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Documents;

(ii)     A good standing certificate of the Company issued by the Secretary of State of the State of Connecticut; and

(iii)    An incumbency certificate of the Secretary or Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign the Documents and any other documents provided for in this Purchase Agreement, together with a sample of the true signature of each such officer.

3.             Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Purchaser that, as of the Closing Date:

(a)         Subsidiaries. Each of the Company’s subsidiaries that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X (each a “Subsidiary” and collectively, the “Subsidiaries”) is listed on Schedule II attached hereto.

(b)         Incorporation and Good Standing of the Company and its Subsidiaries. The Company and each of its Subsidiaries (i) has been duly organized or formed, as the case may be, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (1) the properties, business, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (2) the ability of the Company or any Subsidiary to perform its obligations in all material respects under any Document, (3) the validity or enforceability of any of the Documents, or (4) the consummation of any of the Transactions (each, a “Material Adverse Effect”). The Company is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Patriot Bank, N.A. (the “Bank”) is a national banking association and is validly existing. The deposit accounts of the Bank are insured up to the applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”) to the full extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such insurance has been instituted or is pending or, to the knowledge of the Company, is threatened or contemplated.

(c)          Capitalization and Other Capital Stock Matters. All of the issued and outstanding shares of capital stock of the Company and each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, “Liens”), other than those imposed by the Securities Act of 1933, as amended (the “Securities Act”), and the securities or “Blue Sky” laws of certain U.S. state jurisdictions.

(d)          Legal Power and Authority. The Company has all necessary power and authority to execute, deliver and perform its obligations under the Documents to which it is a party and to consummate the Transactions.

(e)          The Purchase Agreement. This Purchase Agreement has been duly and validly authorized, executed and delivered by the Company.

(f)        Notes. The Senior Notes have been duly and validly authorized by the Company and when issued and delivered to and paid for by the Purchasers in accordance with the terms of this Purchase Agreement, will have been duly executed, issued and delivered and will constitute legal, valid and binding obligations of the Company, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(g)        Compliance with Existing Instruments. Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate of incorporation, bylaws or other organizational documents (the “Charter Documents”); (ii) in violation of any U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction (collectively, “Applicable Law”) of any U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”), applicable to any of them or any of their respective properties; or (iii) in breach of or default under any material bond, debenture, note, loan or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument (in each case, excluding deposits) to which any of them is a party or by which any of them or their respective property is bound (collectively, the “Applicable Agreements”), except, in the case of clauses (ii) and (iii) for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)        No Material Adverse Effect. Since September 30, 2016, there has not been any fact, event, change, occurrence, condition, development, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(i)          No Conflicts. Neither the execution, delivery or performance of the Documents nor the consummation of any of the Transactions will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of a Lien on any assets of the Company or any of the Subsidiaries, the imposition of any penalty or a Debt Repayment Triggering Event under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, (iii) any Applicable Law or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Company. “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries or any of their respective properties.

(j)         Aggregate Investments. Contemporaneously with the Closing, all Purchasers shall have actually subscribed, severally and not jointly, for Senior Notes with an aggregate principal amount of $12,000,000.

(k)          No Consents. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Company that have not been obtained, and no registrations or declarations are required to be filed by the Company in connection with, or, contemplation of, the execution and delivery of, and performance under, the Documents that have not been filed, except for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), state securities or blue sky laws and any applicable federal or state banking laws and regulations.

(l)          No Material Applicable Laws or Proceedings. No Applicable Law has been enacted, adopted or issued; no stop order suspending the qualification or exemption from qualification of any of the Senior Notes in any jurisdiction has been issued and no proceeding for that purpose has been commenced or, to the Company’s knowledge, after due inquiry, is pending or contemplated as of the Closing Date; and there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding pending or, to the knowledge of the Company or any of the Subsidiaries, after due inquiry, threatened or contemplated by Governmental Authorities or threatened by others that, in any case, would restrain, enjoin, prevent or interfere with the consummation of the Transactions.

(m)          Financial Statements. The audited consolidated financial statements and related notes and supporting schedules of the Company as of and for the years ended December 31, 2015 and December 31, 2014 and the unaudited consolidated financial statements and related notes and supporting schedules of the Company as of and for the nine months ended September 30, 2016 (collectively, the “Financial Statements”) (i) have been prepared from, and are in accordance with, the books and records of the Company; and (ii) present fairly in accordance with generally accepted accounting principles of the United States, applied on a consistent basis throughout the periods involved (“GAAP”), in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply. The Report of Condition and Income of the Bank as of and for the period ended September 30, 2016 fairly presents, in all material respects, the financial position of the Bank and the results of its operations at the date and for the period indicated in conformity with the Instructions for the Preparation of Call Reports as promulgated by applicable Governmental Authority.

(n)          Tax Law Compliance. All income and franchise Tax (as hereinafter defined) returns required to be filed by the Company and each of the Subsidiaries have been filed and all such returns are true, complete and correct in all material respects. All material Taxes that are due from the Company and the Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate accruals have been established in accordance with GAAP. To the knowledge of the Company, there are no actual or proposed Tax assessments against the Company or any of the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals on the books and records of the Company and the Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Purchase Agreement, the term “Tax” and “Taxes” will mean all U.S. and non-U.S. federal, state and local taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

(o)         Intellectual Property Rights. Each of the Company and the Subsidiaries owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names and trade names (collectively, “Intellectual Property”) necessary for the conduct of its businesses, except for those that would not have a Material Adverse Effect. No claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company or any of the Subsidiaries or questioning the validity or effectiveness of any Intellectual Property or any license or agreement related thereto, other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect. None of the Intellectual Property used by the Company or any of the Subsidiaries has been obtained or is used by the Company or any of the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or, to the Company or any of the Subsidiaries’ knowledge, its officers, directors or employees or otherwise in violation of the rights of any person.

(p)          Compliance with Environmental Laws. Each of the Company and the Subsidiaries (i) is in compliance with all applicable U.S. federal, state and local laws and regulations relating to the protection of human health and safety, or the pollution or the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of, and is not aware of, any actual or potential liability for damages to natural resources or the investigation or remediation of any disposal, release or existence of hazardous or toxic substances or wastes, pollutants or contaminants, in each case except where such non-compliance with Environmental Laws, failure to receive and comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)          Insurance. Each of the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)          Accounting System. The Company and each of the Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls and procedures sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(s)        Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

(t)          No Brokers. The Company has engaged Brean Capital, LLC, as its exclusive placement agent (the “Placement Agent”) for the offering of the Senior Notes. Neither the Company nor any of its affiliates is under any obligation to pay any broker’s fee or commission or finder’s fee in connection with the Transactions, other than commissions or fees payable to the Placement Agent.

(u)         Solvency. After giving effect to the consummation of the transactions contemplated by this Purchase Agreement, the Company has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is solvent and able to pay its debts as they mature. No transfer of property is being made and no indebtedness is being incurred in connection with the transactions contemplated by this Purchase Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company, Bank or any other Subsidiary.

(v)          Foreign Corrupt Practices Act. None of the Company or any Subsidiary, nor, to the knowledge of the Company or any Subsidiary, any director, officer, employee, agent or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee.

(w)          Regulatory Matters. Neither the Company nor any of the Subsidiaries is subject or is party to, or has received any written notice or written advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business, that in any manner relates to their capital adequacy, or that in any material respect relates to credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of the Subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of the Subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. Neither the Company nor any of the Subsidiaries are currently unable to pay dividends or make distributions to its shareholders with respect to any class of equity securities, or prohibited from paying principal or interest on any debt obligations, due to a restriction of limitation. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other Governmental Authority having supervisory or regulatory authority with respect to the Company or any of the Subsidiaries.

(x)          Exchange Act Filings. The Company’s Form 10-K for the fiscal year ended December 31, 2015 (“Form 10-K”) and the Company’s Definitive Information Statement on Schedule 14C, Forms 10-Q and Forms 8-K filed with the Securities and Exchange Commission since the end of the fiscal year covered by the Form 10-K, including any amendments thereto, taken as a whole, as of the date of this Purchase Agreement and as of the Closing Date, and any amendment or supplement thereto, as of its date and as of the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

(y)         Derivative Financial Instruments. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than stock options issued to the Company’s employees, directors, agents or consultants) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of the Subsidiaries or for the account of a customer of the Company or one of the Subsidiaries, were entered into in the ordinary course of business and in accordance with Applicable Laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible at the time. The Company and each of the Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(z)          Pending Litigation. There are no actions, suites, proceedings or written agreements pending, or, to the Company’s knowledge, threatened or proposed, against the Company of any of its Subsidiaries before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that, either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries.

(aa)       “Bad Actor” Disqualification. None of the Company, its predecessors, or, to the Company’s knowledge, any executive officer or director of the Company is subject to any “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act and the Company complied, to the extent applicable, with its disclosure obligations under Rule 506(e) under the Securities Act.

(bb)       Representations and Warranties Generally. None of the representations, warranties, covenants and agreements made in this Agreement or in any certificate or other document delivered to Purchasers by or on behalf of the Company pursuant to or in connection with this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they are made not misleading.

4.             Representations and Warranties of the Purchasers. Each Purchaser represents and warrants to the Company, severally and not jointly, as follows:

(a)          Legal Power and Authority. The Purchaser has all necessary power and authority to execute, deliver and perform its obligations under the Documents and to consummate the Transactions.

(b)          Authorization and Execution. This Purchase Agreement has been duly and validly authorized, executed and delivered by the Purchaser.

(c)          No Conflicts. Neither the execution, delivery or performance of the Documents nor the consummation of any of the Transactions will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under (i) any agreement to which the Purchaser is a party, (ii) any Applicable Law or (iii) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Purchaser.

(d)        Investment. The Purchaser is acquiring the Senior Notes for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, and such Purchaser has no present intention of selling or distributing the Senior Notes. The Purchaser does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant a participation to such person or entity or to any third person or entity with respect to the Senior Notes other than as set forth in this Purchase Agreement.

(e)          Knowledge and Experience.

(i)     The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company such that the Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests in connection with such an investment. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser is able to bear the economic risk of holding the Senior Notes indefinitely, or losing its entire investment in the Company, which is not disproportionate to the Purchaser’s net worth.

(ii)     The Purchaser acknowledges that such Purchaser and its advisors have been furnished with all materials relating to the business, finances and operations of the Company that have been requested by such Purchaser or its advisors and has been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning terms and conditions of the transactions contemplated by this Purchase Agreement in order to make an informed and voluntary decision to enter into such Agreement.

(iii)     The Purchaser has made its own investment decision based upon its own judgment, due diligence and advice from such advisers as it has deemed necessary and not upon any view expressed by any other person or entity, including, without limitation, the Placement Agent. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors or representatives, if any, will modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained herein. The Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any person or entity by or on behalf of the Company, including, without limitation, the Placement Agent, except for the express statements, representations and warranties of the Company made or contained in this Purchase Agreement. Furthermore, the Purchaser acknowledges that: (i) the Placement Agent has not performed any due diligence review on behalf of the Purchaser; (ii) nothing in this Purchase Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Senior Notes constitutes legal, tax or investment advice and such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Senior Notes; and (iii) the Purchaser received or had access to all of the information such Purchaser deemed necessary in order to make its decision to invest in the Senior Notes. The Placement Agent and its affiliates (and their respective officers, directors, employees, agents, advisors, attorneys and consultants) are third-party beneficiaries of this Section 4.

(iv)     Private Placement; No Registration of Securities. The Purchaser understands and acknowledges that the Senior Notes are being sold by the Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in Section 4(a)(2) of the Securities Act or Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities laws, and accordingly, may be resold, pledged or otherwise transferred only if exemptions from registration under the Securities Act and applicable state securities laws are available to it.

(v)     No Offering Memorandum. The Purchaser acknowledges that: (i) the Company is not providing the Purchasers with the written disclosures that would be required if the offer and sale of the Senior Notes were registered under the Securities Act, nor are the Purchasers being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Senior Notes; (ii) the Purchaser has conducted its own examination of the Company and its Subsidiaries and the terms of the Senior Notes to the extent it deems necessary to make its decision to purchase the Senior Notes; and (iii) the Purchaser has availed itself of access to financial and other information concerning the Company and its Subsidiaries to the extent it deems necessary to make its decision to purchase the Senior Notes.

(vi)     Placement Agent. The Purchaser will purchase the Senior Note(s) directly from the Company and not from the Placement Agent and understands that neither the Placement Agent nor any other brokers or dealers have any obligation to make a market in the Senior Notes.

(vii)     Accuracy of Representations. The Purchaser understands that the Placement Agent and the Company are relying upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Purchase Agreement.

(viii)    Confidential Investor Questionnaire. Purchaser hereby represents and warrants that the information about the Purchaser set forth in the Confidential Investor Questionnaire delivered to the Company together with this Purchase Agreement is true, correct and complete in all respects. The Purchaser covenants that prior to the Closing Date it will promptly notify the Company of any material changes to the information set forth in such Confidential Investor Questionnaire.

5.            Termination. Purchasers may terminate this Agreement on the Closing Date if any condition to Closing is not fulfilled by the Company or waived in writing by the Purchasers on or prior to the Closing Date.

6.             Miscellaneous.

(a)          Notices. Notices given under this Purchase Agreement will be addressed as follows: (i) if to the Company, to: Patriot National Bancorp, Inc., 900 Bedford Street, Stamford CT 06901, Attention: Michael A. Carrazza, Chief Executive Officer, with a copy to: Blank Rome LLP, One Logan Square, Philadelphia, PA 19103, Attention: Alan L. Zeiger, Esquire, and (ii) if to the Purchasers, to their respective addresses listed in Schedule I (or in any case to such other address as the person to be notified may have requested in writing).

(b)          Beneficiaries. This Purchase Agreement is made for the sole benefit of Company and the Purchasers, and no other person will be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor will any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, that the Placement Agent may rely on the representations and warranties contained herein to the same extent as if it were a party to this Purchase Agreement. The term “successors and assigns” will not include a purchaser of any of the Senior Notes from any Purchaser merely because of such purchase.

(c)        Rule 144A Information. While any Senior Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, unless the Company is subject to Section 13 or 15(d) of the Exchange Act, make available, upon request, to any Purchaser that proposed to sell such Senior Notes the information specified in Rule 144A(d)(4) under the Securities Act.

(d)        Secondary Market Transactions. Each Purchaser shall have the right at any time from time to time to securitize its Senior Notes or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Senior Notes (each such securitization is referred to herein as a “Secondary Market Transaction”). In connection with such Secondary Market Transactions, the Company shall use reasonable efforts to cooperate with Purchasers and otherwise reasonably assist Purchasers in satisfying the market standards to which Purchasers customarily adhere or which may be reasonably required in the marketplace or by applicable rating agencies in connection with such Secondary Market Transactions. Each Purchaser shall bear the cost and expenses of any such Secondary Market Transaction. Publicly available information regarding the Company may be furnished, without liability to any Purchaser, except in the case of gross negligence or willful misconduct, to any Person, as reasonably deemed necessary by Purchaser in connection with such Secondary Market Transaction.

(e)          Governing Law; Waiver of Jury Trial. This Purchase Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE COMPANY AND EACH PURCHASER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT OR THE SENIOR NOTES, OR ANY OTHER STATEMENTS OR ACTIONS OF THE COMPANY OR PURCHASERS. THE COMPANY AND EACH PURCHASER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL.

(f)          Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement will be borne and paid by the party incurring the expense, except that, at Closing, the Company shall bear, and upon request by Purchasers, reimburse each Purchaser (or group of affiliated Purchasers) that purchases a Senior Note with an initial principal amount of at least $5,000,000 for all reasonable out-of-pocket fees and expenses of attorneys incurred by each Purchaser and their affiliates in connection with the negotiation and preparation of this Agreement and undertaking of the transactions contemplated pursuant to this Agreement for a flat fee of $7,500.

(g)          Entire Agreement; Counterparts. This Purchase Agreement (together with the Senior Notes) constitutes the entire agreement of the parties to this Purchase Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Purchase Agreement may be executed by facsimile and in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(h)          Headings. The headings in this Purchase Agreement are for convenience of reference only and will not limit or otherwise affect the meaning hereof.

(i)          Severability. If any term, provision, covenant or restriction of this Purchase Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein will remain in full force and effect and will in no way be affected, impaired or invalidated, and the parties hereto will use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

(j)        Amendment. This Purchase Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same is executed by the Company and such Purchasers as may intend to be bound by such amendment, modification, supplement, waiver or consent; provided, however, that no such amendment, modification, supplement, waiver or consent will be effective against any such Purchaser who fails to so execute.

[Company Signature Page]

IN WITNESS WHEREOF, the Company has caused this Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

PATRIOT NATIONAL BANCORP, INC.

By:
Name: Neil McDonnell
Title: Chief Financial Officer

[Purchaser Signature Page]

IN WITNESS WHEREOF, the Purchaser has caused this Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

[Purchaser]

By:
[Name]
[Title]

SCHEDULE I

Name of Purchaser	Principal Amount	Physical Delivery Address	Notice Address

SCHEDULE II

List of Subsidiaries

Patriot Bank, N.A.

EXHIBIT A

Form of Senior Note